Exhibit 4.15

Adamas Trust, Inc.

as the Issuer

and

U.S. Bank Trust Company, National Association

as Trustee

Sixth Supplemental Indenture

Dated as of August 14, 2026

to the Indenture

Dated as of January 23, 2017

9.600% Senior Notes due 2031

TABLE OF CONTENTS

Page

Article 1

SCOPE OF SUPPLEMENTAL INDENTURE

Section 1.01	Scope	4

Article 2

DEFINITIONS

Section 2.01	Definitions and Other Provisions of General Application	4

Article 3

THE SECURITIES

Section 3.01	Title and Terms; Payments	7
Section 3.02	Forms	8
Section 3.03	Transfer and Exchange	10
Section 3.04	Payments on the Securities	13

Article 4

REDEMPTION OF SECURITIES

Section 4.01	Optional Redemption of the Securities	14
Section 4.02	Notice of Optional Redemption; Selection of Securities	14
Section 4.03	Payment of Securities Called for Redemption by the Company	15
Section 4.04	No Sinking Fund	15

Article 5

REPURCHASE OF SECURITIES

Section 5.01	Obligation to Offer to Repurchase Upon a Change of Control Repurchase Event	15
Section 5.02	Securities Purchased in Whole or in Part	17
Section 5.03	Covenant To Comply with Applicable Laws upon Purchase of Securities	17
Section 5.04	Repayment to the Company	17

i

EXHIBIT
Exhibit A Form of Security

ii

SIXTH SUPPLEMENTAL INDENTURE

SIXTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of August 14, 2026 between Adamas Trust, Inc., a Maryland corporation (formerly known as New York Mortgage Trust, Inc.) (the “Company”), and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, effective as of September 3, 2025, pursuant to resolutions of its Board of Directors and appropriate filings with the Maryland State Department of Assessments and Taxation, New York Mortgage Trust, Inc. changed its legal name to Adamas Trust, Inc.;

WHEREAS, the Company and U.S. Bank National Association, as predecessor to the Trustee, executed and delivered an Indenture, dated as of January 23, 2017 (the “Base Indenture” and as supplemented by this Supplemental Indenture, the “Indenture”), to provide for the issuance by the Company from time to time of its debentures, notes or other evidences of indebtedness (the “Debt Securities”);

WHEREAS, Section 3.01 of the Base Indenture provides that the terms of any series of Debt Securities may be established pursuant to a supplemental indenture and Section 12.01 of the Base Indenture provides that the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Base Indenture, without the consent of any Holders, to, among other things, establish the form or terms of Debt Securities of any series as permitted by Section 3.01 of the Base Indenture;

WHEREAS, the Company has duly authorized the issuance of the Company’s 9.600% Senior Notes due 2031 (the “Securities”), initially in an aggregate principal amount not to exceed $90,000,000 (or up to $103,500,000 if the Underwriters exercise their option granted pursuant to the Underwriting Agreement to purchase additional Securities in full), and in order to provide the terms and conditions upon which the Securities are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Supplemental Indenture;

WHEREAS, the Company desires to issue and sell $90,000,000 aggregate principal amount (or up to $103,500,000 aggregate principal amount if the Underwriters exercise their option granted pursuant to the Underwriting Agreement to purchase additional Securities in full) of the Securities as of the date hereof;

WHEREAS, the Company desires to establish the form and terms of the Securities as a series of Debt Securities under the Indenture;

WHEREAS, all things necessary to make this Supplemental Indenture a legal and binding supplement to the Base Indenture in accordance with its terms and the terms of the Base Indenture have been done;

WHEREAS, the Company has complied with all conditions precedent provided for in the Base Indenture relating to this Supplemental Indenture; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture.

NOW, THEREFORE:

For and in consideration of the premises stated herein and the purchase of the Securities by the Holders thereof, the Company and the Trustee covenant and agree, for the equal and proportionate benefit of the Holders of the Securities, as follows:

Article 1

SCOPE OF SUPPLEMENTAL INDENTURE

Section 1.01         Scope. This Supplemental Indenture constitutes a supplement to the Base Indenture and an integral part of the Indenture and shall be read together with the Base Indenture (with such modifications to the Base Indenture as are expressly set forth in this Supplemental Indenture) as though all the provisions thereof are contained in one instrument. Except as expressly amended by this Supplemental Indenture, the terms and provisions of the Base Indenture shall remain in full force and effect. Notwithstanding the foregoing, this Supplemental Indenture shall only apply to the Securities. For all purposes under the Base Indenture, the Securities shall constitute a single series of Debt Securities.

Article 2

DEFINITIONS

Section 2.01         Definitions and Other Provisions of General Application. For all purposes of this Supplemental Indenture unless otherwise specified herein:

(i)          all terms used in this Supplemental Indenture which are not otherwise defined herein shall have the meanings they are given in the Base Indenture;

(ii)         the provisions of general application stated in Section 1.01 of the Base Indenture shall apply to this Supplemental Indenture, except that references to “this Indenture” shall be substituted with references to “this Supplemental Indenture”;

(iii)         references herein to Sections and Articles refer to Sections and Articles of this Supplemental Indenture, unless stated otherwise; and

(iv)        Section 1.01 of the Base Indenture is amended and supplemented, solely with respect to the Securities, by inserting the following additional defined terms in their appropriate alphabetical positions and deleting any defined terms therein that are also defined in this Section 2.01:

“Applicable Procedures” means, with respect to any matter at any time, the policies and procedures of the Depositary, if any, that are applicable to such matter at such time.

“Base Indenture” has the meaning specified in the first paragraph of the recitals of this Supplemental Indenture, as such instrument may be supplemented from time to time by one or more indentures supplemental thereto, including this Supplemental Indenture, entered into pursuant to the applicable provisions of the Base Indenture, including, for all purposes of the Base Indenture, this Supplemental Indenture and any such other supplemental indenture, and the provisions of the Trust Indenture Act that are deemed to be a part of and govern the Base Indenture.

“Business Day” means, notwithstanding anything to the contrary in Section 1.01 of the Base Indenture, any day other than a Saturday, a Sunday or a day on which the Trustee or the Federal Reserve Bank of New York is authorized or required by law, regulation or executive order to close or to be closed and, when used with respect to payments, any day other than a Saturday, a Sunday or a day on which trust companies or banking institutions in the place of payment are authorized or obligated by law, regulation or executive order to close or to be closed.

“Change of Control” means the occurrence of any one of the following: (a) the sale, assignment, lease, transfer or other conveyance (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties and assets of the Company and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to the Company or one or more of its subsidiaries or a combination thereof or a Person controlled by the Company or one or more of its subsidiaries or a combination thereof; or (b) the consummation of any transaction (including any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than any subsidiary of the Company) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of the Company, measured by voting power rather than number of shares or the like. Notwithstanding the foregoing, a transaction shall not be deemed to involve a “Change of Control” if (i) the Company becomes a direct or indirect wholly owned subsidiary of a holding company and (ii)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following such transaction are substantially the same as the holders of the Voting Stock of the Company immediately prior to such transaction or (B) immediately following such transaction no “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a holding company satisfying the requirements of this sentence) is the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of such holding company, measured by voting power rather than number of shares or the like.

“Change of Control Repurchase Event” means that, following the consummation of a Change of Control, neither the Company nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange (the “NYSE”), the NYSE American LLC (the “NYSE AMER”) or the Nasdaq Stock Market, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE AMER or the Nasdaq Stock Market. Notwithstanding the foregoing, no Change of Control Repurchase Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Close of Business” means 5:00 p.m., New York City time.

“Commission” means the Securities and Exchange Commission.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by agreement or otherwise.

“Custodian” means the Trustee, as custodian with respect to the Securities (so long as the Securities constitute Global Securities), or any successor entity.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 1 to the Form of Security attached hereto as Exhibit A.

“Global Security” means a Security which is executed by the Company and authenticated and delivered to the Depositary or its nominee, all in accordance with the Indenture and pursuant to a Company Order, which shall be registered in the name of the Depositary or its nominee and which shall represent the amount of uncertificated Securities as specified therein.

“Indenture” means, notwithstanding anything to the contrary in Section 1.01 of the Base Indenture, the Base Indenture, as originally executed and as supplemented by this Supplemental Indenture, each as may be amended or supplemented from time to time.

“Interest Payment Date” means, with respect to the payment of interest on the Securities and notwithstanding anything to the contrary in Section 1.01 of the Base Indenture, each January 1, April 1, July 1 and October 1 of each year, beginning on October 1, 2026.

“Issue Date” means, with respect to the Securities, August 14, 2026.

“Maturity Date” means, with respect to any Security and the payment of the principal amount thereof, October 1, 2031.

“Paying Agent” has the meaning set forth in the Base Indenture and shall be the Person authorized by the Company to pay the principal amount of and interest on, any Securities on behalf of the Company.

“Physical Securities” means any non-Global Security issued pursuant to Section 3.03 hereof that is in definitive, fully registered form, without interest coupons.

“Redemption Date” has the meaning specified in Section 4.01 hereof.

“Regular Record Date” means, with respect to any Interest Payment Date, December 15 (whether or not a Business Day), March 15 (whether or not a Business Day), June 15 (whether or not a Business Day) or September 15 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

“Security” or “Securities” has the meaning specified in the fourth paragraph of the Recitals of this Supplemental Indenture.

“Supplemental Indenture” has the meaning specified in the first paragraph hereof, as such instrument may be supplemented from time to time by one or more indentures supplemental hereto, entered into pursuant to the applicable provisions of the Base Indenture and this Supplemental Indenture, including, for all purposes of this Supplemental Indenture and any such other supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern the Base Indenture, this Supplemental Indenture and any other such supplemental indenture, respectively.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Supplemental Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of the Base Indenture and this Supplemental Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“U.S.” or “United States” means the United States of America.

“Underwriters” means the underwriters listed in Schedule I to the Underwriting Agreement.

“Underwriting Agreement” means the Underwriting Agreement, dated August 11, 2026 among the Company and, as representatives of the several Underwriters, Morgan Stanley & Co. LLC, Keefe, Bruyette & Woods, Inc., Piper Sandler & Co., RBC Capital Markets, LLC, UBS Securities LLC and Wells Fargo Securities, LLC.

“Voting Stock,” as applied to stock of any Person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such Person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

Article 3

THE SECURITIES

Section 3.01         Title and Terms; Payments.

(a)          Establishment; Designation. Pursuant to Section 3.01 of the Base Indenture, there is hereby established and authorized a new series of Debt Securities under the Indenture, which series of Debt Securities shall be designated the “9.600% Senior Notes due 2031.”

(b)         Initial Issuance. Subject to Section 3.01(c) hereof, the aggregate principal amount of Securities to be authenticated and delivered on the date hereof is limited to $90,000,000 (or up to $103,500,000 if the Underwriters exercise their option granted pursuant to the Underwriting Agreement to purchase additional Securities in full). In addition, the Company may execute, and the Trustee may authenticate and deliver, in each case, in accordance with Section 3.03 of the Base Indenture, an unlimited aggregate principal amount of additional Securities upon the transfer, exchange, or purchase of Securities pursuant to Sections 3.04, 3.05 and 3.06 of the Base Indenture and Section 3.03 hereof.

(c)         Further Issues. The Company may, without the consent of the Holders, issue additional Securities under the Indenture with the same terms and the same CUSIP number as the Securities initially issued under the Indenture in an unlimited aggregate principal amount; provided, that the Company may issue such additional Securities only if they are part of the same issue (and part of the same series) as the Securities initially issued hereunder for U.S. federal income tax purposes. Any such additional Securities will, for all purposes of the Indenture, including waivers, amendments and offers to purchase, be treated as part of the same series as the Securities initially issued under the Indenture.

(d)         Purchases. The Company and its subsidiaries may from time to time purchase Securities in open market purchases in negotiated transactions or otherwise without giving prior notice to or obtaining any consent of the Holders.

(e)         Denominations. Pursuant to Sections 3.01 and 3.02 of the Base Indenture, the Securities will be issued only in minimum denominations of $25.00 and integral multiples of $25.00 in excess thereof.

Section 3.02         Forms.

(a)         In General. Pursuant to Article II of the Base Indenture, the Securities will be substantially in the forms set forth in Exhibit A hereto, and may include such insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities.

Notwithstanding Section 3.05 of the Base Indenture, each Security will bear a Trustee’s certificate of authentication substantially in the form included in Exhibit A hereto. Each Security will also bear the Form of Assignment and Transfer.

Any Security that is a Global Security will bear a legend substantially in the form of the legend set forth in Exhibit A hereto and shall also bear the “Schedule of Increases and Decreases of Global Security” set forth in Annex A to Exhibit A hereto.

The terms and provisions contained in the Securities will constitute, and are hereby expressly made, a part of the Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent that any provision of any Security conflicts with the express provisions of the Indenture, the provisions of the Indenture will govern and control.

(b)         Initial and Subsequent Form of Securities. The Company hereby initially appoints The Depository Trust Company as the Depositary for the Securities, which initially shall be issued in the form of one or more Global Securities without interest coupons (i) registered in the name of Cede & Co., as nominee of the Depositary, and (ii) delivered to the Trustee as custodian for the Depositary.

So long as the Securities are eligible for book-entry settlement with the Depositary, unless otherwise required by law, and except to the extent provided in Section 3.03(c)(1) through (3) hereof, all Securities will be represented by one or more Global Securities.

(c)         Global Securities. Each Global Security will represent the aggregate principal amount of the then Outstanding Securities endorsed thereon and provide that it represents such aggregate principal amount of the then Outstanding Securities, which aggregate principal amount may, from time to time, be reduced or increased to reflect transfers, exchanges or purchases by the Company.

Only the Trustee, or the Custodian holding such Global Security for the Depositary, at the direction of the Trustee, may endorse a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of the then Outstanding Securities represented thereby, and whenever the Holder of a Global Security delivers instructions to the Trustee to increase or decrease the aggregate principal amount of the then Outstanding Securities represented by a Global Security in accordance with the Indenture and the Applicable Procedures, the Trustee, or the Custodian holding such Global Security for the Depositary, at the direction of the Trustee, will endorse such Global Security to reflect such increase or decrease in the aggregate principal amount of the then Outstanding Securities represented thereby. None of the Trustee, the Company or any agent of the Trustee or the Company will have any responsibility or bear any liability for any aspect of the records relating to or payments made on account of the ownership of any beneficial interest in a Global Security or with respect to maintaining, supervising or reviewing any records relating to such beneficial interest.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under the Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and Cede & Co., or such other Persons designated by the Depositary as its nominee, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of any Holder.

Section 3.03         Transfer and Exchange.

(a)         In General. Notwithstanding anything to the contrary in Article III of the Base Indenture, the Company is not required to transfer or exchange any Securities or portions thereof that have been surrendered for purchase in accordance with Article 4 hereof, and a written form of transfer substantially in the form of the Form of Assignment and Transfer will be deemed to be a written instrument of transfer satisfactory to the Company and the Debt Security Registrar.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as is expressly required by, and to do so if and when expressly required by the terms of, the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. Neither the Trustee nor any agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.

At such time as all interests in a Global Security have been purchased, canceled or exchanged for Securities in certificated form, such Global Security shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Custodian for the Global Security. At any time prior to such cancellation, if any interest in a Global Security is purchased, canceled or exchanged for Securities in certificated form, the principal amount of such Global Security shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian for the Global Security, be appropriately reduced, and an endorsement shall be made on such Global Security, by the Trustee or the Custodian for the Global Security, at the direction of the Trustee, to reflect such reduction.

(b)         Global Securities. Notwithstanding anything to the contrary in Section 2.03 or 3.05 of the Base Indenture, every transfer and exchange of a beneficial interest in a Global Security will be effected through the Depositary in accordance with the Applicable Procedures and the provisions of the Indenture, and each Global Security may be transferred only as a whole and only (A) by the Depositary to a nominee of the Depositary, (B) by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or (C) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(c)         Holders Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and any interest (subject to Section 3.07 of the Base Indenture) on such Security at the Maturity Date, in connection with a Change of Control Repurchase Event, and for all other purposes whatsoever, and for distribution of notices to such Holders or solicitations of their consent, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Notwithstanding anything to the contrary in Section 2.03 of the Base Indenture:

(1)            Each Global Security will be exchanged for Physical Securities if the Depositary delivers notice to the Company that the Depositary is unwilling, unable or no longer permitted under applicable law to continue to act as Depositary, and, in each case, the Company promptly delivers a copy of such notice to the Trustee and the Company fails to appoint a successor Depositary within 90 days after receiving notice from the Depositary.

(2)            If an Event of Default has occurred and is continuing, any owner of a beneficial interest in a Global Security may exchange such beneficial interest for Physical Securities by delivering a written request to the Depositary, who shall in turn notify the Debt Security Registrar.

(3)            If the Company notifies the Depositary and Trustee that the Securities shall no longer be represented by a Global Security and the beneficial owners of the majority of the principal amount of such Global Security (or portion thereof) consent to an exchange of Global Securities for Physical Securities, the Company may exchange all beneficial interests in such Global Security (or portion thereof) for Physical Securities.

In the case of an exchange for Physical Securities under clause (1) above:

(A)           each Global Security will be deemed surrendered to the Trustee for cancellation;

(B)            the Trustee will cause each Global Security to be canceled in accordance with the Applicable Procedures; and

(C)            the Company, in accordance with Section 3.03 of the Base Indenture, will promptly execute, and, upon receipt of a Company Request, the Trustee, in accordance with Section 3.03 of the Base Indenture, will promptly authenticate and deliver, for each beneficial interest in each Global Security so exchanged, an aggregate principal amount of Physical Securities equal to the aggregate principal amount of such beneficial interest, registered in such names and in such authorized denominations as the Depositary specifies, and bearing any legends that such Physical Securities are required to bear under the Indenture.

In the case of an exchange for Physical Securities under clause (2) above:

(A)           the Debt Security Registrar will deliver notice of such request to the Company and the Trustee, which notice will identify the owner of the beneficial interest to be exchanged, the aggregate principal amount of such beneficial interest and the CUSIP of the relevant Global Security, in each case if and as such information is provided to the Debt Security Registrar by the Depositary;

(B)            the Company, in accordance with Section 3.03 of the Base Indenture, will promptly execute, and, upon receipt of a Company Request, the Trustee, in accordance with Section 3.03 of the Base Indenture, will promptly authenticate and deliver to such owner, for the beneficial interest so exchanged by such owner, Physical Securities registered in the name specified by the Depositary having an aggregate principal amount equal to the aggregate principal amount of such beneficial interest and bearing any legends that such Physical Securities are required to bear under the Indenture; and

(C)            the Debt Security Registrar, in accordance with the Applicable Procedures, will cause the principal amount of such Global Security to be decreased by the aggregate principal amount of the beneficial interest so exchanged. If all of the beneficial interests in a Global Security are so exchanged, such Global Security will be deemed surrendered to the Trustee for cancellation, and the Trustee will cause such Global Security to be canceled in accordance with the Applicable Procedures.

In the case of an exchange for Physical Securities under clause (3) above:

(A)           the Company shall deliver notice of such request to the Debt Security Registrar and the Trustee, which notice will identify each owner of a beneficial interest to be exchanged, the aggregate principal amount of each such beneficial interest and the CUSIP of the relevant Global Security;

(B)            the Company, in accordance with Section 3.03 of the Base Indenture, shall promptly execute, and, upon receipt of a Company Request, the Trustee, in accordance with Section 3.03 of the Base Indenture, will promptly authenticate and deliver to each such beneficial owner, Physical Securities registered in such beneficial owner’s name having an aggregate principal amount equal to the aggregate principal amount of its exchanged beneficial interest and bearing any legends that such Physical Securities are required to bear under the Indenture and any applicable law; and

(C)            the Debt Security Registrar, in accordance with the Applicable Procedures, will cause the principal amount of each relevant Global Security to be decreased by the aggregate principal amount of the beneficial interests so exchanged. If all of the beneficial interests in a Global Security are so exchanged, such Global Security will be deemed surrendered to the Trustee for cancellation, and the Trustee will cause such Global Security to be canceled in accordance with the Applicable Procedures.

In each of the cases described in clauses (1), (2) and (3) above, the Company, the Debt Security Registrar and the Trustee may rely on the Depositary to provide all names of beneficial owners and their respective principal amounts beneficially owned and the Company may issue Physical Securities registered in the names and amounts so provided by the Depositary.

(d)         Physical Securities. Except to the extent otherwise provided in Section 3.03(a) hereof, Physical Securities may be transferred or exchanged in accordance with Section 3.05 of the Base Indenture.

Section 3.04         Payments on the Securities.

(a)         In General. Each Security will accrue cash interest at a rate equal to 9.600% per annum from the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, the Issue Date. Interest on a Security will cease to accrue upon the earliest of the Maturity Date and subject to the provisions of Article 5 hereof, any Repurchase Price Payment Date for such Security. Interest on any Security will be payable quarterly in arrears on each Interest Payment Date, beginning October 1, 2026, to the Holder of such Security as of the Close of Business on the Regular Record Date immediately preceding the applicable Interest Payment Date. As provided in Section 3.10 of the Base Indenture, interest will be computed on the basis of a 360-day year comprised of twelve 30- day months.

The Securities will mature on the Maturity Date, and on the Maturity Date, each Holder of a then Outstanding Security will be entitled on such date to receive $25.00 in cash for each $25.00 in principal amount of then Outstanding Securities held, together with accrued and unpaid interest to, but not including, the Maturity Date on such then Outstanding Securities.

Notwithstanding anything to the contrary, if the Maturity Date or any Interest Payment Date, Redemption Date or Repurchase Price Payment Date falls, or if any payment, delivery, notice or other action by the Company is otherwise due, on a day that is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the immediately following Business Day with the same force and effect as if taken on such date, and no additional interest will accrue and no default shall occur on account of such delay.

(b)         Method of Payment. The Company shall pay the principal of, or the Repurchase Price for any Physical Security to the Holder of such Security in cash at the designated corporate trust office of the Paying Agent in the United States, prior to 10:00 a.m. on the relevant payment or settlement date, as the case may be. Interest on any Physical Security will be payable by the Company (i) to Holders having an aggregate principal amount of $2,000,000 or less, by check mailed to the Holders of such Security and (ii) to Holders having an aggregate principal amount of more than $2,000,000, either by check mailed to each Holder or, upon application by such a Holder to the Debt Security Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application will remain in effect until the Holder notifies, in writing, the Debt Security Registrar to the contrary.

The Company shall pay the principal of, interest on, the Repurchase Price for, any Global Security to the Depositary by wire transfer of immediately available funds on the relevant payment date in accordance with Applicable Procedures.

(c)         Defaulted Payments. The Company shall pay any interest on the Securities that is payable, but is not punctually paid or duly provided for on the applicable Interest Payment Date, in accordance with Section 3.07 of the Base Indenture.

Article 4

REDEMPTION OF SECURITIES

Solely for the purpose of the Securities, Article IV of the Base Indenture shall be deleted and shall be replaced in the entirety, except with respect to the provisions of Section 4.04 of the Base Indenture setting forth the information to be stated in a notice of redemption, by this Article 4. Any reference in the Base Indenture to Article IV shall, with respect to the Securities, be deemed to be a reference to Article 4 of this Supplemental Indenture, and reference in the Base Indenture to Sections 4.02, 4.03, 4.04, 4.05 and 4.06 shall, with respect to the Securities, be deemed replaced with references to Sections 4.02, 4.02, 4.02, 4.03 and 4.02, respectively, in this Supplemental Indenture.

Section 4.01         Optional Redemption of the Securities. On or after October 1, 2028, the Company may redeem for cash all or any portion of the Securities, at the Company’s option, at a redemption price equal to 100% of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date (the “Redemption Price”). Notwithstanding the foregoing, interest due on an interest payment date falling on or prior to a redemption date will be payable to Holders at the Close of Business on the record date for such Interest Payment Date. The Company is required to give notice of such redemption not less than 30 days nor more than 60 days prior to the redemption date (the “Redemption Date”) to each holder at its address appearing in the securities register maintained by the Trustee.

Section 4.02         Notice of Optional Redemption; Selection of Securities.

(a)         In case the Company shall desire to exercise the right to redeem all or, as the case may be, any part of the Securities pursuant to Section 4.01, it shall fix a date for redemption and it or, at its written request received by the Trustee and the Paying Agent not fewer than five Business Days prior (or such shorter period of time as may be acceptable to the Paying Agent) to the date the notice of redemption is to be delivered accompanied by an Officer’s Certificate, the Trustee in the name of and at the expense of the Company, shall deliver or cause to be delivered a notice of such redemption not fewer than 30 calendar days nor more than 60 calendar days prior to the Redemption Date to each Holder of Securities so to be redeemed in whole or in part at its last address as the same appears on the Debt Security Register, setting forth the information to be stated in such notice as provided in Section 4.04 of the Base Indenture. If fewer than all the Securities are to be redeemed, the notice of redemption shall identify the Securities to be redeemed (including CUSIP numbers, if any). In case any Security is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that, on and after the Redemption Date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be issued.

(b)         On or prior to the Redemption Date specified in the notice of redemption given as provided in this Section 4.02, the Company shall deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in the Base Indenture) an amount of money in immediately available funds sufficient to redeem on the Redemption Date all the Securities (or portions thereof) so called for redemption (other than those theretofore surrendered for exchange) at the appropriate Redemption Price, together with accrued interest to the Redemption Date; provided that if such payment is made on the Redemption Date, it must be received by the Paying Agent, by 10:00 a.m., New York City time, on such date. The Company shall be entitled to retain any interest, yield or gain on amounts deposited with the Paying Agent pursuant to this Section 4.02 in excess of amounts required hereunder to pay the Redemption Price; provided, however, that neither the Trustee nor the Paying Agent shall be under any liability for interest on any money received by it hereunder except as otherwise agreed to with the Company in writing.

(c)         In the event the Company elects to redeem less than all of the Securities, the particular Securities to be redeemed will be selected by the Trustee in accordance with policies and procedures of The Depository Trust Company.

Section 4.03         Payment of Securities Called for Redemption by the Company. If notice of redemption has been given as provided in Section 4.02, the Securities or portion of Securities with respect to which such notice has been given shall become due and payable on the Redemption Date at the place or places stated in such notice at the Redemption Price, and unless the Company shall default in the payment of the amounts owing on the Securities upon such redemption, interest on the Securities or portion of Securities so called for redemption shall cease to accrue on and after such date and the Securities shall cease to be entitled to any benefit or security under this Supplemental Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the Redemption Price thereof. On presentation and surrender of such Securities, the said Securities or the specified portions thereof shall be paid and redeemed by the Company at the Redemption Price.

Section 4.04         No Sinking Fund. Article V of the Base Indenture will not apply to the Securities.

Article 5

REPURCHASE OF SECURITIES

Section 5.01         Obligation to Offer to Repurchase Upon a Change of Control Repurchase Event.

(a)         If a Change of Control Repurchase Event occurs, unless the Company has exercised its option to redeem the Securities as described above, the Company will make an offer to each holder of Securities to repurchase all or any part (in a principal amount of $25 and integral multiples of $25 in excess thereof) of that holder’s Securities (the “Change of Control Offer”) at a repurchase price in cash equal to 101% of the aggregate principal amount of Securities repurchased plus any accrued and unpaid interest on the Securities repurchased to, but excluding, the Repurchase Price Payment Date (the “Repurchase Price”).

(b)         Within 30 days following any Change of Control Repurchase Event or, at the Company’s option, prior to any Change of Control, but after the public announcement of the Change of Control, the Company shall give notice to each Holder of Securities, with a written copy to the Trustee and the Paying Agent. Such notice shall state:

(i)            a description of the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event;

(ii)           That the Change of Control Offer is being made pursuant to this Article 5;

(iii)           the Repurchase Price and the date on which the Repurchase Price will be paid, which date shall be a Business Day that is no earlier than 30 days and no later than 60 days from the date such notice is mailed, other than as may be required by law (the “Repurchase Price Payment Date”); and

(iv)           if the notice is given prior to the date of consummation of the Change of Control, a statement that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the Repurchase Price Payment Date.

At the Company’s request accompanied by an Officer’s Certificate, upon at least five (5) Business Days’ notice (or such shorter period as shall be satisfactory to the Trustee), the Trustee shall mail such notice in the Company’s name and at the Company’s expense; provided, however, that the form and content of such notice shall be prepared by the Company.

(c)         The Company will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Securities, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached the Company’s obligations under the Change of Control Repurchase Event provisions of the Securities by virtue of such conflict.

(d)         On the Repurchase Price Payment Date, the Company will, to the extent lawful:

(i)            accept for payment all Securities or portions of Securities properly tendered pursuant to the Change of Control Offer;

(ii)           deposit prior to 10:00 a.m., New York City time, on such date with the Paying Agent an amount equal to the Repurchase Price in respect of all Securities or portions of Securities properly tendered; and

(iii)          deliver or cause to be delivered to the Paying Agent the Securities properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Securities being purchased.

(e)         Notwithstanding the foregoing, the Company shall not be required to make an offer to repurchase the Securities upon a Change of Control Repurchase Event if (i) the Company or a successor Person to the Company has given written notice of a redemption as provided under Section 4.02(a) prior to the occurrence of the Change of Control Repurchase Event; provided that the Company has not failed to pay the Redemption Price on the Redemption Date or (ii) a third party makes such an offer in respect of the Securities in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all the Securities properly tendered and not withdrawn under its offer.

(f)          Failure to pay the Repurchase Price when due in connection with a Change of Control Repurchase Event will constitute an Event of Default.

Section 5.02         Securities Purchased in Whole or in Part. Any Security that is to be purchased, whether in whole or in part, shall be surrendered at the designated corporate trust office of the Paying Agent (with, if the Company or the Trustee so requires in the case of Physical Securities, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

Section 5.03         Covenant To Comply with Applicable Laws upon Purchase of Securities. In connection with any offer to purchase Securities under Section 5.01, the Company shall, in each case if required by law, (i) comply with Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable, (ii) file a Schedule TO or any other required schedule under the Exchange Act and (iii) otherwise comply with all federal and state securities laws applicable to the Company in connection with such purchase offer, in each case, so as to permit the rights and obligations under this Section 5.03 to be exercised in the time and in the manner specified in Section 5.01.

Section 5.04         Repayment to the Company. To the extent that the aggregate amount of cash deposited by the Company pursuant to this Section 5.04 exceeds 101% of the aggregate principal amount of Securities repurchased plus any accrued and unpaid interest on the Securities repurchased to, but excluding, the date of repurchase, then, following the Change of Control Repurchase Event payment date, the Paying Agent shall promptly return any such excess to the Company.

Article 6

INFORMATION RIGHTS

Section 6.01         Information Rights. The Company, pursuant to Section 314(a) of the Trust Indenture Act, shall: deliver to the Trustee, within 15 days after the Company files the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall deliver to the Trustee and file with the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

Section 6.02         Duty to Review. The Trustee shall have no duty to review or analyze reports delivered to it. Delivery of such reports, information and documents to the Trustee pursuant to Section 6.01 is for informational purposes only, and the Trustee’s receipt thereof shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants under the Indenture (as to which the Trustee is entitled to certificates). The Trustee shall have no duty to review or make independent investigation with respect to any of the foregoing received by the Trustee and shall hold the same solely as repository. The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Issuer’s compliance with the covenants or with respect to any reports or other documents filed with the Commission or any website under the Indenture, or participate in any conference calls.

Article 7

MISCELLANEOUS

Section 7.01         Effect on Successors and Assigns. Notwithstanding Section 1.11 of the Base Indenture, all agreements of the Company, the Trustee, the Debt Security Registrar and the Paying Agent in the Indenture and the Securities will bind their respective successors.

Section 7.02         Governing Law; Jurisdiction; Waiver of Jury Trial. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE AND THE SECURITIES.

The Company, the Trustee and, by acceptance of the Securities, each Holder agrees that any suit, action or proceeding arising out of or based upon this Supplemental Indenture or the transactions contemplated hereby may be instituted in any State or Federal court in The City of New York, New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the nonexclusive jurisdiction of such courts in any suit, action or proceeding.

THE COMPANY, THE TRUSTEE AND EACH HOLDER OF THE SECURITIES BY HIS ACCEPTANCE THEREOF HEREBY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 7.03         No Security Interest Created. Nothing in the Indenture or in the Securities, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 7.04         Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and govern the Indenture, the latter provision shall control. If any provision of the Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to the Indenture as so modified or to be excluded, as the case may be.

Section 7.05         Benefits of Supplemental Indenture. Notwithstanding anything to the contrary in Section 1.11 of the Base Indenture, nothing in this Supplemental Indenture or in the Securities, expressed or implied, will give to any Person, other than the parties hereto, any Paying Agent, any Authenticating Agent, any Debt Security Registrar or their successors hereunder or the Holders of the Securities, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

Section 7.06         Calculations. The Company shall be responsible for making all calculations called for under the Securities and the Indenture. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Securities and the Trustee. The Company shall provide a schedule of its calculations to the Trustee, and the Trustee is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder upon the request of that Holder at the sole cost and expense of the Company.

Section 7.07         Execution in Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture and signature pages as to the parties hereto and may be used in lieu of the original Supplemental Indenture and signature pages for all purposes.

Section 7.08         Notices. The Company or the Trustee, by notice given to the other in the manner provided in Section 1.05 of the Base Indenture, may designate additional or different addresses for subsequent notices or communications.

Notwithstanding anything to the contrary in Sections 1.05 and 1.06 of the Base Indenture, whenever the Company is required to deliver notice to the Holders, the Company shall, by the date it is required to deliver such notice to the Holders, deliver a copy of such notice to the Trustee, the Paying Agent, and the Debt Security Registrar. Each notice to the Trustee, the Paying Agent, or the Debt Security Registrar shall be sufficiently given if in writing and delivered via a PDF transmission by or mailed, first-class postage prepaid to the address most recently sent by the Trustee, the Paying Agent or the Debt Security Registrar, as the case may be, to the Company.

Section 7.09         Ratification of Base Indenture. The Base Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein provided. For the avoidance of doubt, each of the Company and each Holder of Securities, by its acceptance of such Securities, acknowledges and agrees that all of the rights, privileges, protections, immunities, indemnities, powers and benefits afforded to the Trustee under the Base Indenture are deemed to be incorporated herein, and shall be enforceable by the Trustee hereunder, in each of its capacities hereunder as if set forth herein in full.

Section 7.10         The Trustee. All of the provisions contained in the Base Indenture in respect of the rights, privileges, immunities, powers, benefits, indemnities and protections of the Trustee shall be applicable in respect of the Securities and of this Supplemental Indenture as fully and with like effect as set forth in full herein. The Trustee accepts the amendments of the Base Indenture effected by this Supplemental Indenture, but on the terms and conditions set forth in the Base Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee. Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, or for or with respect to (i) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company by action or otherwise, (iii) the due execution hereof by the Company or (iv) the consequences of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

Section 7.11         No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company shall have any liability for any obligations of the Company under the Securities, the Indenture or any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder, by accepting a Security, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

[Remainder of the page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Indenture to be duly executed as of the day and year first above written.

ADAMAS TRUST, INC.

By:	/s/ Jason T. Serrano
Name: Jason T. Serrano
Title: Chief Executive Officer

[Signature Page to Sixth Supplemental Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Gregory P. Guim
Name: Gregory P. Guim
Title: Vice President

[Signature Page to Sixth Supplemental Indenture]

EXHIBIT A

[FORM OF FACE OF SECURITY]

[For Global Securities, include the following legend:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREUNDER IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

Exh. A-1

No.:	[ ]

CUSIP:	00547J 207

ISIN:	US00547J2078

Adamas Trust, Inc.

9.600% Senior Notes due 2031

Adamas Trust, Inc., a Maryland corporation, promises to pay to [     ] [include “Cede & Co.” for Global Security] or registered assigns, the principal amount of $[          ] [as revised by the Schedule of Increases and Decreases of Global Security attached hereto]1 on October 1, 2031 (the “Maturity Date”).

Interest Payment Dates: Each January 1, April 1, July 1 and October 1, commencing on October 1, 2026. If an interest payment date falls on a non-business day, the applicable interest payment will be made on the next business day and no additional interest will accrue as a result of such delayed payment.

Regular Record Dates: December 15, March 15, June 15 and September 15.

Additional provisions of this Security are set forth on the other side of this Security.

1 Include for Global Securities only.

Exh. A-2

IN WITNESS WHEREOF, ADAMAS TRUST, INC. has caused this instrument to be duly signed.

ADAMAS TRUST, INC.

By:
Name:
Title:

Dated:

Exh. A-3

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Debt Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Exh. A-4

[FORM OF REVERSE OF SECURITY]

ADAMAS TRUST, INC.

9.600% Senior Notes due 2031

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued under a Indenture dated as of January 23, 2017 (herein called the “Base Indenture”), and as further supplemented by the Sixth Supplemental Indenture, dated as of August 14, 2026 (herein called the “Supplemental Indenture” and the Base Indenture, as supplemented by the Supplemental Indenture, the “Indenture”) by and between the Company and U.S. Bank Trust Company, National Association, herein called the “Trustee”, and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security does not benefit from a sinking fund.

This Security will accrue cash interest at a rate equal to 9.600% per annum from the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, the Issue Date. Interest on this Security will be payable quarterly in arrears on each Interest Payment Date, beginning October 1, 2026, to the Holder of this Security as of the Close of Business on the Regular Record Date immediately preceding the applicable Interest Payment Date.

At any time on or after October 1, 2028, the Company may, in accordance with the provisions of Article 4 of the Supplemental Indenture, redeem the Securities for cash, in whole or in part, at a redemption price equal to 100% of the principal amount of the Securities to be redeemed plus unpaid interest, if any, accrued thereon to, but excluding, the Redemption Date.

If a Change of Control Repurchase Event occurs, unless the Company has exercised its option to redeem the Securities pursuant to Article 4 of the Supplemental Indenture prior to the occurrence of the Change of Control Repurchase Event, the Company shall make an offer to each Holder of Securities to repurchase all or any part of that Holder’s Securities at a repurchase price in cash equal to 101% of the aggregate principal amount of Securities repurchased plus any accrued and unpaid interest on the Securities repurchased to, but excluding, the Repurchase Price Payment Date.

If an Event of Default with respect to the Company shall occur and be continuing, the principal of, and accrued and unpaid interest on, the Securities may be declared to be due and payable in the manner specified in the Indenture.

As provided in and subject to the provisions of the Indenture, the Company shall make all payments in respect of the Repurchase Price for, and the principal amount of, this Security to the Holder that surrenders this Security to the Paying Agent to collect such payments in respect of this Security. The Company shall pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

Exh. A-5

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Securities, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, to execute supplemental indentures modifying the terms of the Indenture and the Securities as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Outstanding Securities may, on behalf of the Holders of all of the Securities, waive any past Event of Default under the Indenture and its consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

The Securities are issuable only in registered form without coupons in denominations of $25.00 and integral multiples of $25.00 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or Trustee may treat the Person in whose name the Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

All defined terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture. If any provision of this Security limits, qualifies or conflicts with a provision of the Indenture, such provision of the Indenture shall control.

Exh. A-6

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Security, shall be construed as though they were written out in full.

TEN COM - as tenants in common	UNIF GIFT MIN ACT Custodian (Cust)

TEN ENT -as tenants by the entireties	(Minor)

JT TEN - as joint tenants with right of survivorship and not as tenants in common	Uniform Gifts to Minors Act (State)

Additional abbreviations may also be used though not in the above list.

Exh. A-7

ANNEX A

[Include for Global Security]

SCHEDULE OF INCREASES AND DECREASES OF GLOBAL SECURITY

Initial principal amount of Global Security: $[            ]

Date	Amount of Increase in principal amount of Global Security	Amount of Decrease in principal amount of Global Security	Principal amount of Global Security after Increase or Decrease	Notation by Security Registrar or Custodian

Annex A-1

ATTACHMENT 1

[FORM OF ASSIGNMENT AND TRANSFER]

For value received                hereby sell(s), assign(s) and transfer(s) unto                (Please insert social security or Taxpayer Identification Number of assignee) the within Security, and hereby irrevocably constitutes and appoints               to transfer the said Security on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the Security, the undersigned confirm(s) that such Security is being transferred:

Dated:

Signature(s)

Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:

(i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) another guarantee program

Annex A-2